Exhibit No. 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the BP Midstream Partners LP 2017 Long Term Incentive Plan of our report dated June 15, 2017, with respect to the combined financial statements of BP Midstream Partners LP Predecessor included in the Registration Statement (Form S-1 No. 333-220407), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

October 30, 2017